UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20529 E. Walnut Drive N. Walnut, CA	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Darren Kenney has been appointed as a member of the Board of Directors and placed on the Audit Committee as an Independent Director of the Company, effective March 1, 2023, and he is authorized to perform all duties and responsibilities typically associated with such position, as further determined by the Board of Directors.

Kenney, 58, is an experienced CPA and licensed Real Estate Broker in the State of California. He has successfully built and sold three accounting practices over the past 30 years. During the late 1980’s, in public accounting, he consulted with GTE (now Verizon), Saks Fifth Avenue, and CalTrans. He served as a primary broker for two mortgage companies from 2007 to 2010. Starting in 2010, he joined the board of a local non-profit where he sat for 10 years. From 2013 to 2017, he created and operated SYA Consultants Inc, a Florida corporation, to help small business clients acquire in excess of $50,000,000 in capital financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: March 1, 2023	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer and Chief Financial Officer